Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

WASTE MANAGEMENT, INC.

AS OF NOVEMBER 6, 2023

ARTICLE I

OFFICES

SECTION 1.1. Registered Office. The registered office of the Corporation required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware shall be the registered office named in the original Certificate of Incorporation of the Corporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law. Should the Corporation maintain a principal office or place of business within the State of Delaware, such registered office need not be identical to such principal office or place of business of the Corporation.

SECTION 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 2.1. Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place, if any, either within or without the State of Delaware and at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice or waivers of notice of the meeting.

SECTION 2.2. List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the 10th day before every meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting), a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order for each class of stock, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of 10 days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.2 or to vote in person or by proxy at any meeting of stockholders.

SECTION 2.3. Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

SECTION 2.4. Special Meetings.

(a)         General. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the General Corporation Law of the State of Delaware, shall be called by the Secretary at the written request of the Chair of the Board (if any) or the Chief Executive Officer, or may be called by written order of a majority of the Board of Directors (each, a “Special Meeting Request”). A special meeting of stockholders shall be called by the Secretary upon the written request of the record holders having an aggregate “net long position” of at least twenty-five percent (25%) of the outstanding common stock of the Corporation, and having held such “net long position” continuously for at least one year, as of the date of such request (the “Requisite Percent”), subject to Subsection (b) of this Section 2.4 (a “Stockholder Requested Special Meeting”). “Net long position” shall be determined with respect to each requesting holder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that (x) for purposes of such definition, in determining such holder’s “short position,” the reference in such Rule to “the date the tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant Special Meeting Request and all dates in the one year period prior thereto, and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s common stock on the New York Stock Exchange on such corresponding date (or, if such date is not a trading day, the next succeeding trading day) and (y) the net long position of such holder shall be reduced by the number of shares as to which such holder does not, or will not, have the right to vote or direct the vote at the Special Meeting or as to which such holder has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. Whether the requesting holders have complied with the requirements of this Article and related provisions of the By-laws shall be determined in good faith by the Board, which determination shall be conclusive and binding on the Corporation and the stockholders.

(b)         Stockholder Requested Special Meetings. In order for a Stockholder Requested Special Meeting to be called, one or more requests for a special meeting (each, a “Stockholder Special Meeting Request,” and collectively, the “Stockholder Special Meeting Requests”) must be signed by the Requisite Percent of record holders (or their duly authorized agents) and must be delivered to the Secretary. The Stockholder Special Meeting Request(s) shall be delivered to the Secretary at the principal executive offices of the Corporation by registered mail, return receipt requested. Each Stockholder Special Meeting Request shall (i) set forth a statement of the specific purpose(s) of the meeting and the matters proposed to be acted on at it, (ii) bear the date of signature of each such stockholder (or duly authorized agent) signing the Stockholder Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the Corporation’s stock ledger, of each stockholder signing such request (or on whose behalf the Stockholder Special Meeting Request is signed), (B) the class or series, if applicable, and the number of shares of common stock of the Corporation that are owned of record and beneficially by each such stockholder as to which such stockholder has a “net long position” and (C) include documentary evidence of the fact and duration of such stockholder’s record and beneficial ownership of such stock, (iv) set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act (v) contain the information required by Section 2.13 of these by-laws and (vi) an acknowledgment by each stockholder (and any duly authorized agent) that any disposition of shares of common stock of the Corporation as to which such stockholder has a net long position as of the date of delivery of the Stockholder Special Meeting Request and prior to the record date for the proposed meeting requested by such stockholder shall constitute a revocation of such request with respect to such shares. In addition, the stockholder (and any duly authorized agent) shall promptly provide any other information reasonably requested by the Corporation to allow it to satisfy its obligations under applicable law. Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the Requisite Percent, the Board of Directors, in its discretion, may cancel the special meeting.

(c)         Calling of a Special Meeting. Notwithstanding the foregoing, the Secretary shall not be required to call a special meeting of stockholders if (i) the Board of Directors has called or calls an annual or special meeting of stockholders to be held not later than sixty (60) days after the date on which a valid Special Meeting Request or Stockholder Special Meeting Request(s) have been delivered to the Secretary (the “Delivery Date”); or (ii) the Special Meeting Request or the Stockholder Special Meeting Request(s) (A) is received by the Secretary during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (B) contains an identical or substantially similar item (a “Similar Item”) to an item that was presented at any meeting of stockholders held within one hundred and twenty (120) days prior to the Delivery Date (and, for purposes of this clause (B) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors); (C) relates to an item of business that is not a proper subject for action by the party requesting the special meeting under applicable law; (D) was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; or (E) does not comply with the provisions of this Section 2.4.

(d)         Holding a Special Meeting. Except as provided in the next sentence, any special meeting shall be held at such date and time as may be fixed by the Board of Directors in accordance with these by-laws and the General Corporation Law of the State of Delaware. In the case of a Stockholder Requested Special Meeting, such meeting shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any Stockholder Requested Special Meeting shall be not more than sixty (60) days after the record date for such meeting (the “Meeting Record Date”), which shall be fixed in accordance with Section 2.12 of these by-laws; provided further that, if the Board of Directors fails to designate, within ten (10) days after the Delivery Date, a date and time for a Stockholder Requested Special Meeting, then such meeting shall be held at 9:00 a.m. local time on the 60th day after the Meeting Record Date (or, if that day shall not be a business day, then on the next preceding business day); and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Special Meeting within ten (10) days after the Delivery Date, then such meeting shall be held at the Corporation’s principal executive offices. In fixing a date and time for any Stockholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.

(e)         Business Transacted at a Special Meeting. Business to be transacted at a special meeting may only be brought before the meeting pursuant to the Corporation’s notice of meeting. Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the Stockholder Special Meeting Request(s); provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any Stockholder Requested Special Meeting. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders.

(f)         In determining whether a special meeting of stockholders has been requested by the record holders of shares with net long position of at least the same amount of securities owned by such record holders for at least one year as of the date of such request and representing the Requisite Percent as of the date of such written request to the Secretary, multiple special meeting requests delivered to the Secretary will be considered together only if (i) each request identifies substantially the same purpose or purposes of the proposed special meeting and substantially the same matter proposed to be acted on at the proposed special meeting, and (ii) such request(s) have been dated and delivered to the Secretary within sixty (60) days of the earliest dated Special Meeting Request.

SECTION 2.5. Notice of Meeting. Whenever stockholders are required or permitted to take any action at a meeting, notice of the meeting stating the place, if any, date and time of the meeting, the means of remote communication, if any, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given. Unless otherwise provided by law, the Certificate of Incorporation or these by-laws, the notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting.

Without limiting the foregoing, any notice to stockholders given by the Corporation may be given by a single written notice to stockholders who share an address if consented to by the stockholders at such address to whom such notice is given. Any such consent shall be revocable by the stockholders by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send the single notice as set forth in this Section 2.5 shall be deemed to have consented to receiving such single written notice.

SECTION 2.6. Quorum; Adjournment. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at such meeting for the transaction of business except as otherwise provided by law or the Certificate of Incorporation. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Notwithstanding the other provisions of the Certificate of Incorporation or these by-laws, the chair of the meeting or the holders of a majority in voting power of the shares of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, although not constituting a quorum, shall have power to adjourn the meeting from time to time, without notice if the time, place, if any, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting are announced at the meeting at which the adjournment is taken or are provided in any manner permitted by the General Corporation Law of the State of Delaware. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

SECTION 2.7. Voting. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, and entitled to vote thereon shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the rules and regulations of any stock exchange applicable to the Corporation, of any regulation applicable to the Corporation or its securities, of the Certificate of Incorporation, or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class is required and when a quorum is present, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class unless the question is one upon which, by express provision of the statutes, of the rules and regulations of any stock exchange applicable to the Corporation, of any regulation applicable to the Corporation or its securities, of the Certificate of Incorporation, or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder having the right to vote at a meeting of stockholders or to express consent or dissent to a corporate action without a meeting shall be entitled to vote in person, or may authorize another person to act for such stockholder by proxy, bearing a date not more than three years prior to voting, unless such proxy provides for a longer period, and filed with the Secretary of the Corporation, or such other officer as the Board of Directors may from time to time determine by resolution, before, or at the time of, the meeting. A stockholder may revoke a proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one, or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers with respect to the portion of shares for which such proxy was appointed to act as proxy.

SECTION 2.8. Voting of Stock of Certain Holders; Elections; Inspectors. Shares held in the name of another entity, domestic or foreign, may be voted by such officer, agent, authorized person or proxy as the organizational documents of such entity may prescribe, or in the absence of such provision, as the board of directors or other governing body of such entity may determine. Shares held in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares held in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares held in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, such stockholder has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or such pledgee’s proxy, may represent the stock and vote such shares.

If shares (or other securities having voting power) are held of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(a)	If only one votes, such person’s act binds all;

(b)	If more than one vote, the act of the majority so voting binds all; or

(c)	If more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Delaware Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by such court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection shall be a majority or even-split in interest.

All voting of stockholders shall be conducted as may be required under any procedures established for the meeting. All proxies submitted to the Corporation may be voted by a master ballot.

Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

SECTION 2.9. Inspector of Elections. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

SECTION 2.10. Conduct of Meeting. The meetings of the stockholders shall be presided over by the Chair of the Board (if any), or if the Chair is not present, by the Chair of the Nominating and Governance Committee of the Board, or if neither the Chair of the Board (if any) nor the Chair of the Nominating and Governance Committee is present, by the Chief Executive Officer, or if neither the Chair of the Board (if any), the Chair of the Nominating and Governance Committee nor the Chief Executive Officer is present, by a chair designated by the Board of Directors. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if the Secretary is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chair of the meeting. The chair of any meeting of stockholders shall determine the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and, unless otherwise determined by the Board of Directors, the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the chair in order. Unless the Board of Directors or the chair of the meeting of stockholders shall otherwise determine, the order of business shall be as follows:

(a)	Calling of meeting to order.

(b)	Appointment of a secretary if necessary.

(c)	Presentation of proof of the due calling of the meeting.

(d)	Presentation and examination of proxies and determination of a quorum.

(e)	Reading and settlement of the minutes of the previous meeting.

(f)	Reports of officers and committees.

(g)	The election of directors if an annual meeting, or a meeting called for that purpose.

(h)	Unfinished business.

(i)	New business.

(j)	Adjournment.

Without limiting the foregoing, except to the extent inconsistent with any rules and regulations as adopted by the Board of Directors, the chair of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 2.11. Treasury Stock. Shares of the Corporation’s own stock belonging to (i) the Corporation, (ii) another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation or (iii) any other entity, if a majority of the voting power of such other entity is held, directly or indirectly, by the Corporation or if such other entity is otherwise controlled, directly or indirectly, by the Corporation shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

SECTION 2.12. Fixing Record Date; Action by Consent.

(a)         In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than action by consent without a meeting), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to notice of any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; and (2) in the case of any other action (other than action by consent without a meeting), shall not be more than 60 days prior to such other action. If the Board of Directors so fixes a date for determining stockholders entitled to notice of the meeting, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date for determining stockholders entitled to notice of the meeting, that a later date on or before the date of the meeting shall be the date for determining stockholders entitled to vote at the meeting. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose (other than action by consent without a meeting) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(b)         In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 2.12(b)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 2.12(b) or otherwise within 10 days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 2.12(b) or otherwise within 10 days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c)         In the event of the delivery, in the manner provided by this Section 2.12 and applicable law, to the Corporation of consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 2.12 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 2.12(c) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(d)         No consent shall be effective to take the corporate action referred to therein unless a valid consent or valid consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in this Section 2.12 and applicable law, and not revoked, within 60 days of the first date on which a consent is so delivered to the Corporation.

SECTION 2.13 Stockholder Proposals. At an annual meeting of the stockholders, only such business (other than nominations of persons for election to the Board of Directors) shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than nominations of persons for election to the Board of Directors) must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chair of the Board, the Chief Executive Officer, or the Board of Directors or any committee thereof, (b) otherwise properly brought before the meeting by or at the direction of the Chair of the Board, the Chief Executive Officer, or the Board of Directors or any committee thereof, or (c) otherwise properly brought before the meeting by a stockholder of the Corporation of record at the time the notice provided for in this Section 2.13 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who otherwise complies with the notice procedures set forth in this Section 2.13. For any proposed business to be properly brought before an annual meeting of stockholders pursuant to clause (c) above of this paragraph, the proposed business must constitute a proper matter for stockholder action.

No proposal (other than nominations of persons for election to the Board of Directors) by a stockholder shall be presented at an annual meeting of stockholders unless such stockholder shall provide the Board of Directors or the Secretary of the Corporation with timely written notice of his, her or its intention to present a proposal for action at the forthcoming meeting of stockholders, which notice shall include as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the proposal is made and any of their respective affiliates and associates (such affiliates and associates, the “Stockholder Associated Persons”) (a) the name and address of such stockholder as they appear on the Corporation’s books, and of such beneficial owner and any Stockholder Associated Persons, (b) the class or series and number of voting securities of the Corporation which are owned beneficially and of record by such stockholder, such beneficial owner and any Stockholder Associated Persons, including any shares of any class or series of capital stock of the Corporation as to which such stockholder, beneficial owner or Stockholder Associated Persons have a right to acquire beneficial ownership at any time in the future, (c) a description of any agreement, arrangement or understanding with respect to the proposal between or among such stockholder, such beneficial owner and/or any Stockholder Associated Persons, (d) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, such beneficial owners and any Stockholder Associated Person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any Stockholder Associated Person, with respect to shares of stock of the Corporation, (e) a brief description of the business desired to be brought before the meeting, the text of the proposal to be presented at the meeting (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these by-laws, the language of the proposed amendment), (f) a statement in support of the proposal, (g) any material interest of the stockholder, the beneficial owner, if any, or any Stockholder Associated Person in such proposal, (h) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (i) a representation whether the stockholder, the beneficial owner or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise solicit proxies or votes from stockholders in support of such proposal, (j) any other information relating to such stockholder, beneficial owner and Stockholder Associated Person required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (k) a description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such stockholder, beneficial owner or Stockholder Associated Persons have or share a right, directly or indirectly, to vote any shares of any class or series of capital stock of the Corporation, (l) a description of any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such stockholder, beneficial owner or Stockholder Associated Persons that are separated or separable from the underlying shares of the Corporation and (m) a description of any performance-related fees (other than an asset based fee) that such stockholder, beneficial owner or Stockholder Associated Persons, directly or indirectly, are entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any interests described in clause (d). To be timely, a stockholder’s notice (other than for the nominations of persons for election to the Board of Directors) with respect to an annual meeting of stockholders must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 days nor more than 150 days in advance of the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting or not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For purposes of these by-laws, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 2.13 shall be deemed satisfied by a stockholder with respect to business (other than nominations of persons for election to the Board of Directors) if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual or special meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual or special meeting.

This provision shall not prevent the presentation at a meeting of stockholders of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such meeting unless properly brought before the meeting in accordance with this Section 2.13 with respect to annual meetings or Section 2.4 of these by-laws with respect to special meetings. Notwithstanding anything in these by-laws to the contrary, no business (other than nominations of persons for election to the Board of Directors) shall be conducted at any annual meeting of stockholders except in accordance with the procedures set forth in this Section 2.13 and no nominations shall be considered at an annual or special meeting of stockholders except in accordance with Section 2.14 or Section 2.16, as applicable, below. The chair of the meeting (or, in advance of any meeting of stockholders, the Board of Directors or any authorized committee thereof) shall, if the facts warrant, determine and declare that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.13 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made or any Stockholder Associated Person solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by clause (i) of this Section 2.13) and if any proposed business was not proposed in compliance with this Section 2.13, to declare that such proposed business shall not be transacted, and if it should be so determined, it shall be so declared to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.13, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that such proposal is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Notwithstanding any other provision of these by-laws, the Corporation shall be under no obligation to include any stockholder proposal in its proxy statement materials or otherwise present any such proposal to stockholders at a meeting of stockholders if the Board of Directors reasonably believes the proponents thereof have not complied with Sections 13 and 14 of the Exchange Act and the rules and regulations promulgated thereunder, and the Corporation shall not be required to include in its proxy statement material to stockholders any stockholder proposal not required to be included in its proxy material to stockholders in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

Notwithstanding the foregoing provisions of this Section 2.13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.13; provided however, that any references in these by-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any other business to be considered pursuant to this Section 2.13, and compliance with this Section 2.13 shall be the exclusive means for a stockholder to submit other business (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time) at an annual meeting of stockholders. Nothing in this Section 2.13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting in accordance with Section 2.4 of these by-laws.

A stockholder providing notice of proposed business (given pursuant to this Section 2.13) shall update and supplement the information required to be included in such notice as set forth in clauses (a)-(d) and (g) of the second paragraph of this Section 2.13 from time to time to the extent necessary so that such information provided or required to be provided in such notice shall be true and correct (x) as of the record date for the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date for the meeting) and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof).

For purposes of Section 2.4, this Section 2.13, Section 2.14 and Section 2.16 of these by-laws, as applicable, (i) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended, (ii) “business day” means any day other than Saturday, Sunday or a day on which banks are closed in New York City, New York, and (iii) “close of business” means 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day.

SECTION 2.14. Nomination of Directors. Only persons who are nominated in accordance with the procedures of this Section 2.14 or Section 2.16, as applicable, shall be eligible for election as directors. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made (a) pursuant to the Corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any committee thereof, (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time notice provided for in this Section 2.14 is delivered to the Secretary of the Corporation, who is entitled to vote in the election of directors and who complies with the notice procedures set forth in this Section 2.14 or (d) with respect to annual meetings, by any Eligible Stockholder who complies with the requirements of Section 2.16 of these by-laws. Such stockholder may nominate one or more persons for election as a director at an annual or special meeting of stockholders pursuant to clause (c) of this Section 2.14 only if timely written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by U.S. mail, first class postage prepaid, return receipt requested, to the Secretary of the Corporation, or as otherwise provided in accordance with applicable law.

To be timely, a stockholder’s notice pursuant to clause (c) of this Section 2.14 with respect to an annual meeting of stockholders must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 days nor more than 150 days in advance of the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting or not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is made and any Stockholder Associated Person (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and any Stockholder Associated Persons, (ii) the class or series and number of voting securities of the Corporation which are owned beneficially and of record by such stockholder, such beneficial owner and any Stockholder Associated Persons, including any shares of any class or series of capital stock of the Corporation as to which such stockholder, beneficial owner or Stockholder Associated Persons have a right to acquire beneficial ownership at any time in the future, (iii) a description of any agreement, arrangement or understanding with respect to the proposal between or among such stockholder, such beneficial owner and/or any Stockholder Associated Persons, including the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, such beneficial owners and any Stockholder Associated Persons, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any Stockholder Associated Persons, with respect to shares of stock of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (vi) a representation whether the stockholder, the beneficial owner or any Stockholder Associated Person intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee, (B) otherwise to solicit proxies or votes from stockholders in support of such nomination and/or (C) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act, as amended and the rules and regulations promulgated thereunder, (vii) any other information relating to such stockholder, beneficial owner or any Stockholder Associated Person required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (viii) a description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such stockholder, beneficial owner or Stockholder Associated Persons have or share a right, directly or indirectly, to vote any shares of any class or series of capital stock of the Corporation, (ix) a description of any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such stockholder, beneficial owner or Stockholder Associated Persons that are separated or separable from the underlying shares of the Corporation and (x) a description of any performance-related fees (other than an asset based fee) that such stockholder, beneficial owner or Stockholder Associated Persons, directly or indirectly, are entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any interests described in clause (iv). With respect to each person whom the stockholder proposes to nominate for election to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth above, also include the completed and signed questionnaire, representations and agreements required by Section 2.15 of these by-laws. The Corporation may also require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. Notwithstanding anything in the first sentence of this paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under this Section 2.14 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred and thirty (130) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.14 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or the stockholders pursuant to Section 2.4 hereof or (2) provided that the Board of Directors or the stockholders pursuant to Section 2.4 hereof has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.14 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.14. The proposal by stockholders of other business to be conducted at a special meeting of the stockholders may be made only in accordance with Section 2.4 hereof. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by this Section 2.14 (including, but not limited to, the completed and signed questionnaire, representations and agreements required by Section 2.15 of these by-laws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day prior to such special meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such special meeting, or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting at which directors are to be elected. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting.

Only such persons who are nominated in accordance with the procedures set forth in this Section 2.14 or Section 2.16 shall be eligible to be elected at an annual meeting of stockholders of the Corporation to serve as directors and only such persons who are nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible to be elected at a special meeting of the stockholders of the Corporation to serve as directors.

Except as otherwise provided by law, the chair of the meeting (or, in advance of any meeting of stockholders, the Board of Directors or any authorized committee thereof) shall have the power and duty (a) to determine whether a nomination brought before the meeting pursuant to this Section 2.14 was made in accordance with the procedures set forth in this Section 2.14 (including whether the stockholder, beneficial owner, if any, on whose behalf the nomination is made or any Stockholder Associated Person solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by clause (b)(vi) of this Section 2.14) and (b) if any proposed nomination pursuant to this Section 2.14 was not made in compliance with this Section 2.14, to declare that such nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.14, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that such nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.14, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Notwithstanding anything to the contrary in these by-laws, unless otherwise required by law, if any stockholder, beneficial owner, if any, on whose behalf a nomination is made or any Stockholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder, such beneficial owner or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that such nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any stockholder, beneficial owner, if any, on whose behalf the nomination is made or Stockholder Associated Person, provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder, such beneficial owner or Stockholder Associated Person shall deliver to the Corporation, no later than 5 business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.14; provided however, that any references in these by-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations pursuant to this Section 2.14, and compliance with this Section 2.14 shall be the exclusive means for a stockholder to make nominations. Nothing in this Section 2.14 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provision of the Certificate of Incorporation.

A stockholder providing notice of a proposed nomination for election to the Board (given pursuant to this Section 2.14) shall update and supplement the information required to be included in such notice as set forth in clause (a) and clause (b)(i)-(iv) and (vii) of the second paragraph of this Section 2.14 from time to time to the extent necessary so that such information provided or required to be provided in such notice shall be true and correct (x) as of the record date for the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date for the meeting) and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof).

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.

SECTION 2.15. Submission of Questionnaire, Representations and Agreements. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (with respect to any person nominated by a stockholder in accordance with clause (c) of the first paragraph of Section 2.14 or the third paragraph of Section 2.14, in accordance with the time periods prescribed for delivery of notice under Section 2.14) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background, and qualification and potential conflicts of interest of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement in the form provided by the Secretary upon written request that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (C) would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

SECTION 2.16. Proxy Access.

(a)         Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders (commencing with the 2020 annual meeting of stockholders), subject to the provisions of this Section 2.16, the Corporation shall include in its proxy statement, on its form of proxy card, voting instruction form and on any ballot distributed at such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together, in the case of the proxy statement, with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 2.16 (such stockholder or stockholder group, including each member thereof to the extent the context requires, the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 2.16 (the “Notice of Proxy Access Nomination”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 2.16. For purposes of this Section 2.16, in calculating the number of stockholders in a group seeking to qualify as an Eligible Stockholder, two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be counted as one stockholder. In the event that the Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in these by-laws, including the Minimum Holding Period (defined below), shall apply to each member of such group; provided, however, that the Required Ownership Percentage (defined below) shall apply to the ownership of the group in the aggregate. For purposes of this Section 2.16, the “Required Information” that the Corporation will include in its proxy statement is the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act, and if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of each Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.16, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law or regulation, and the Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

(b)         To be timely, the Notice of Proxy Access Nomination must be addressed to the Secretary of the Corporation and received at the principal executive offices of the Corporation no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the Corporation commenced mailing of its definitive proxy statement for the previous year’s annual meeting of stockholders; provided, however, that in the event the annual meeting is more than thirty (30) days before or after the anniversary date of the prior year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Notice of Proxy Access Nomination must be received at the principal executive offices of the Corporation no earlier than one hundred fifty (150) days before such annual meeting and no later than the later of one hundred twenty (120) days before such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Notice of Proxy Access Nomination as described above.

(c)         The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two and (ii) 20% of the total number of directors in office (rounded down to the nearest whole number) as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.16 (the “Final Proxy Access Nomination Date”). In the event that one or more vacancies for any reason occurs after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. The following individuals shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 2.16 has been reached: (i) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.16 whom the Board of Directors decides to nominate as a nominee of the Board of Directors, (ii) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.16 but whose nomination is subsequently withdrawn, (iii) any individual who was previously elected to the Board of Directors as a Stockholder Nominee at any of the preceding two annual meetings and who is nominated for election at such annual meeting by the Board of Directors as a nominee of the Board of Directors and (iv) any director in office or director candidate who, in each case, will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or understanding between the Corporation and a stockholder or group of stockholders (other than such agreement, arrangement or understanding entered into in connection with an acquisition of stock by such stockholder, or group of stockholders, from the Corporation). Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.16 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.16 exceeds the maximum number of nominees provided for in this Section 2.16. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.16 exceeds the maximum number of nominees provided for in this Section 2.16, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.16 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the Corporation’s outstanding common stock each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.16 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements of this Section 2.16 (y) thereafter is nominated by the Board of Directors or (z) thereafter is not included in the Corporation’s proxy materials or is not submitted for election as a director, in either case, as a result of the Nominating Stockholder becoming ineligible or withdrawing its nomination, the Stockholder Nominee becoming unwilling or unable to serve on the Board of Directors or the Eligible Stockholder or the Stockholder Nominee failing to comply with the provisions of this Section 2.16, no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for director election in substitution thereof.

(d)           For purposes of this Section 2.16, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both:

(i)         the full voting and investment rights pertaining to the shares; and

(ii)        the full economic interest in (including the opportunity for profit from and risk of loss on) such shares;

provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares:

(x)        sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale;

(y)        borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or

(z)        subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of:

(1)         reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares; and/or

(2)         hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or its affiliates.

A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares provided that the stockholder has the power to recall such loaned shares on five (5) business days’ notice and recalls such loaned shares within five (5) business days of being notified that its Stockholder Nominee will be included in the Corporation’s proxy materials for the applicable annual meeting and holds such shares through such annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof, in each case, in its sole discretion. For purposes of this Section 2.16, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Exchange Act. An Eligible Stockholder shall include in its Notice of Proxy Access Nomination the number of shares it is deemed to own for the purposes of this Section 2.16.

(e)         In order to make a nomination pursuant to this Section 2.16, an Eligible Stockholder must have owned (as defined above) the Required Ownership Percentage of the Corporation’s shares of common stock outstanding and entitled to vote in the election of directors as of the date of the Notice of Proxy Access Nomination (the “Required Shares”) continuously for the Minimum Holding Period as of both the date the Notice of Proxy Access Nomination is received by the Secretary of the Corporation in accordance with this Section 2.16 and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section 2.16, the “Required Ownership Percentage” shall be 3% or more. For purposes of this Section 2.16, the “Minimum Holding Period” is 3 years. Within the time period specified in this Section 2.16 for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder must provide the following information in writing to the Secretary of the Corporation:

(i)         one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is received by the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(ii)        a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iii)       the information, representations and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Article II, Section 2.14 of these by-laws;

(iv)       the consent of each Stockholder Nominee to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected;

(v)        a representation that the Eligible Stockholder:

(A)         acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent,

(B)         presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting,

(C)         has not nominated and will not nominate for election any individual as a director at the annual meeting, other than its Stockholder Nominee(s),

(D)         has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting, other than its Stockholder Nominee(s) or a nominee of the Board of Directors,

(E)         agrees to comply with all applicable laws and regulations with respect to any solicitation in connection with the meeting or applicable to the filing and use, if any, of soliciting material,

(F)         will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and

(G)         as to any two or more funds whose shares are aggregated to count as one stockholder for the purpose of constituting an Eligible Stockholder, within five business days after the date of the Notice of Proxy Access Nomination, will provide to the Corporation documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy the requirements of the second sentence of subsection (a) of this Section 2.16;

(vi)       an undertaking that the Eligible Stockholder agrees to:

(A)        assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation;

(B)         indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.16; and

(C)        file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available thereunder; and

(vii)      in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.

(f)            Within the time period specified in this Section 2.16 for delivering the Notice of Proxy Access Nomination, a Stockholder Nominee must deliver to the Secretary of the Corporation (which shall be deemed to be part of the Stockholder Notice for purposes of this Section 2.16):

(i)         the information required with respect to persons whom a stockholder proposes to nominate for election or reelection as a director by Article II, Section 2.14 of these by-laws;

(ii)         a written representation and agreement that such person:

(A)         will act as a representative of all of the stockholders of the Corporation while serving as a director;

(B)         is not and will not become a party to (I) a Voting Commitment (as defined in Article II, Section 2.15 of these by-laws) that has not been disclosed to the Corporation or (II) any Voting Commitment that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the Corporation, with such Stockholder Nominee’s fiduciary duties under applicable law;

(C)         is not or will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation;

(D)         will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, as well as the applicable provisions of these by-laws and the rules and regulations of the Securities and Exchange Commission and any stock exchange applicable to the Corporation; and

(E)         will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects (and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading).

At the request of the Corporation, the Stockholder Nominee(s) must submit all completed and signed questionnaires required of directors and officers of the Corporation, including, but not limited to, the questionnaire referenced in Article II, Section 2.15 of the by-laws. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee satisfies the requirements of this Section 2.16 or if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors.

(g)         In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Stockholder Nominee from its proxy materials as provided in this Section 2.16.

(h)         The Corporation shall not be required to include, pursuant to this Section 2.16, a Stockholder Nominee in its proxy materials for any meeting of stockholders (any such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation):

(i)         if a stockholder has submitted (and the Secretary of the Corporation has received) a notice of nomination (whether or not subsequently withdrawn) pursuant to the advance notice requirements for stockholder nominees for director set forth in clause (c) of the first sentence of Article II, Section 2.14 of these by-laws;

(ii)        who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors in its sole discretion;

(iii)       whose election as a member of the Board of Directors would cause the Corporation to be in violation of these by-laws, the certificate of incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is traded, or any applicable state or federal law, rule or regulation;

(iv)       who is or has been, within the past three (3) years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914;

(v)        who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years;

(vi)       who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

(vii)      if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, in each case, in its sole discretion; or

(viii)     the Eligible Stockholder or applicable Stockholder Nominee breaches or fails to comply with its obligations pursuant to these by-laws, including, but not limited to, this Section 2.16 and any agreement, representation or undertaking required by this Section 2.16.

(i)            Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chair of the meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(i)         the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations under this Section 2.16, as determined by the Board of Directors or the chair of the meeting of stockholders, in each case, in its or the chair’s sole discretion; or

(ii)         the Eligible Stockholder (or a qualified representative thereof (as such term is defined in Section 2.14 of these by-laws)) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 2.16.

(j)            Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either:

(i)         withdraws from or becomes ineligible or unavailable for election at the annual meeting; or

(ii)         does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election will be ineligible to be a Stockholder Nominee pursuant to this Section 2.16 for the next two annual meetings. For the avoidance of doubt, this Section 2.16(j) shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with clause (c) of the first sentence of Article II, Section 2.14 of these by-laws.

(k)           The Board of Directors (or any other person or body authorized by the Board of Directors) shall have the exclusive power and authority to interpret the provisions of this Section 2.16 of these by-laws and make all determinations deemed necessary or advisable in connection with this Section 2.16 to any person, facts or circumstances. All such actions, interpretations and determinations that are done or made by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be final, conclusive and binding on the Corporation, the stockholders and all other parties.

(l)            No stockholder shall be permitted to join more than one group of stockholders to become an Eligible Stockholder for purposes of nominations pursuant to this Section 2.16 per each annual meeting of stockholders.

(m)         This Section 2.16 shall be the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials (including, without limitation, any proxy card or written ballot, other than with respect to Rule 14a-19 of the Exchange Act to the extent applicable with respect to form of proxies).

SECTION 2.17. Delivery to the Corporation.  Whenever Section 2.4, Section 2.12(b), Section 2.13, Section 2.14, Section 2.15 or Section 2.16 of this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered.  For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the General Corporation Law of the State of Delaware with respect to the delivery of information and documents to the Corporation required by Section 2.4, Section 2.12(b), Section 2.13, Section 2.14, Section 2.15 or Section 2.16 of this Article II.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and thing as are not by law or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

SECTION 3.2. Number, Election and Term. Except as otherwise provided in the Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, the number of directors of the Corporation shall initially be the number specified in the Certificate of Incorporation, and subject to the following sentence, such number may be increased or decreased by a resolution duly adopted by the Board of Directors. Unless approved by at least two-thirds of the incumbent directors, the number of directors which shall constitute the whole Board of Directors shall be no fewer than three and no more than nine. Unless otherwise provided in the Certificate of Incorporation, directors need not be residents of the State of Delaware or stockholders of the Corporation.

Each director, other than those who may be elected by the holders of any class or series of Preferred Stock, voting separately by class or series, shall be elected by the vote of the majority of the votes cast with respect to the director’s election at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected as of the tenth day preceding the date that the Corporation first mails it notice of meeting to the stockholders of the Corporation, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the votes cast with respect to that director. If an incumbent director fails to receive a majority of the votes cast in an election where the number of nominees does not exceed the number of directors to be elected as of the tenth day preceding the date that the Corporation first mails its notice of meeting to the stockholders of the Corporation, such director shall tender his or her resignation to the Board contingent on acceptance of such resignation by the Board. The Nominating and Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the resignation, taking into account the Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Committee’s recommendation or the Board’s decision with respect to such resignation. Directors shall hold office until the next annual meeting and until their successors shall be duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Corporation.

SECTION 3.3. Vacancies, Additional Directors and Removal From Office. Except as otherwise provided pursuant to the provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, with or without cause but only by the affirmative vote, at any regular meeting or special meeting (as the case may be) of the stockholders, of a majority of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposal was contained in the notice of such meeting.

Unless otherwise provided by law or the Certificate of Incorporation, in the event of any increase in the authorized number of directors, any newly created directorship resulting from such increase or any vacancy occurring in the Board of Directors for any cause shall be filled solely by the vote of a majority of the remaining members of the Board of Directors whether or not a quorum, and any director so elected shall hold office until the expiration of the term of office of the director whom such director has replaced or until such director’s successor is duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 3.4. Regular Meeting. A regular meeting of the Board of Directors shall be held each year, without notice other than this by-law, at the place of, and on the day of, the annual meeting of stockholders if a quorum is present; and other regular meetings of the Board of Directors shall be held each year, at such time and place either within or without the State of Delaware as the Board of Directors may determine.

SECTION 3.5. Special Meeting. A special meeting of the Board of Directors may be called by the Chair of the Board (if any) or by the Chief Executive Officer and shall be called by the Secretary on the written request of a majority of the directors. The Chair or Chief Executive Officer so calling, or the directors so requesting, any such meeting shall fix the time and place, if any, either within or without the State of Delaware, of holding such meeting.

SECTION 3.6. Notice of Special Meeting. Notice of special meetings of the Board of Directors shall be given to each director at least 24 hours prior to the time of such meeting by mail, personal delivery, facsimile, telephone or other means of electronic transmission. Any director may waive notice of any meeting, whether before or after the time specified therein. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the directors, or members of a committee of directors, need be specified in a waiver of notice.

SECTION 3.7. Place of Meetings; Order of Business. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine. The Chair of the Board shall preside at all meetings of the Board of Directors. In the absence of the Chair of the Board, the Chair of the Nominating and Governance Committee will preside at all meetings of the Board of Directors. If both the Chair of the Board and the Chair of the Nominating and Governance Committee are absent or unable to act as chair, a chair shall be elected from the directors present. The Secretary of the Corporation shall act as secretary of all meetings of the directors; but in the absence of the Secretary, the chair of the meeting may appoint any person to act as secretary of the meeting. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the chair of the meeting.

SECTION 3.8. Quorum and Participation; Telephonic Meeting. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these by-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person and attendance at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

SECTION 3.9. Presumption of Assent. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless (i) the director objects at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened, (ii) the director’s dissent shall be entered in the minutes of the meeting or (iii) the director shall file such director’s written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 3.10. Action By Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these by-laws, may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee in the same paper or electronic form as the minutes are maintained. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware.

SECTION 3.11. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. No provision of these by-laws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 3.12. Approval, Adoption or Ratification of Acts or Agreements by Stockholders. The Board of Directors in its discretion may submit any act or agreement for approval, adoption or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or agreement, and any act or agreement that, to the fullest extent permitted by law, shall be approved, adopted or ratified by the vote of the stockholders holding a majority in voting power of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall, to the fullest extent permitted by law, be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved, adopted or ratified by every stockholder of the Corporation subject to the Certificate of Incorporation, applicable law or the rules and regulations of any exchange on which shares of the Corporation’s stock are traded. In addition, any such act or contract may be approved, adopted or ratified by the consent of stockholders holding a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote and such consent shall, to the fullest extent permitted by law, be as valid and as binding upon the Corporation and upon all the stockholders as if it had been approved or ratified by every stockholder of the Corporation.

SECTION 3.13. Chair of the Board. The Board of Directors annually shall elect a Chair of the Board from among its members and shall fill any vacancy in the position of Chair of the Board at such time and in such manner as the Board shall determine. The Chair of the Board may, but need not, be an officer of or employed in an executive or any other capacity by the Corporation. The Chair of the Board shall have the powers prescribed to the Chair of the Board in Section 6.6 of these by-laws.

ARTICLE IV

COMMITTEES OF DIRECTORS

SECTION 4.1. Designation, Powers and Name. The Corporation elects to be governed by Section 141(c)(2) of the General Corporation Law of the State of Delaware. The Board of Directors shall designate a Nominating and Governance Committee, a Management Development and Compensation Committee, and an Audit Committee and may designate one or more other committees, each such committee to consist of one or more of the directors of the Corporation. Any such designated committee shall have and may, to the fullest extent permitted by law, exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in the resolution establishing such committee. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by these by-laws, by the Charter for such committee adopted by the Board of Directors, or by a resolution adopted by the Board of Directors.

SECTION 4.2. Procedure; Meetings; Quorum. Any committee designated pursuant to Section 4.1 shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures to the extent not otherwise set forth in the Charter for such committee or resolution with respect to such committee adopted by the Board of Directors, and shall meet at such times and at such place or places as may be provided by such rules, by the Charter for such committee adopted by the Board of Directors, or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and, at a meeting where a quorum is present, the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

SECTION 4.3. Compensation. Compensation for membership on special or standing committees shall be as determined by the Board of Directors and may include, but not be limited to, retainers, meeting fees or special compensation for serving as a chair of any such committee.

ARTICLE V

WAIVER OF NOTICE

SECTION 5.1. Methods of Giving Notice. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these by-laws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed at to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the General Corporation Law of the State of Delaware to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files or information. Any notice to stockholders under any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these by-laws provided by electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by electronic transmission shall be deemed to be given as provided by the General Corporation Law of the State of Delaware.

Except as otherwise provided herein or permitted by applicable law, notices to any director may be in writing and delivered personally or mailed to such director at such director’s address appearing on the books of the Corporation, or may be given by telephone or by any means of electronic transmission (including, without limitation, electronic mail) directed to an address for receipt by such director of electronic transmissions appearing on the books of the Corporation.

SECTION 5.2. Waiver. Whenever any notice is required to be given under the Certificate of Incorporation, these by-laws or applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any waiver of notice unless so required by the Certificate of Incorporation or these by-laws.

ARTICLE VI

OFFICERS

SECTION 6.1. Officers. The Board of Directors shall elect such officers of the Corporation with the titles and duties that it designates. The Chair of the Board, and any Vice Chairmen of the Board, may, but need not, be officers of the Corporation or employed in an executive or any other capacity by the Corporation. There may be a Chief Executive Officer, a President, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, a Chief Financial Officer, a Chief Legal Officer, a Secretary, a Treasurer, a Chief Accounting Officer, and such other officers as the Board of Directors may elect or appoint. The Board of Directors may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices may be held by the same person unless the Certificate of Incorporation provides otherwise. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the Corporation in more than one capacity, if such instrument is required by law, by these by-laws or by any act of the Corporation to be executed, acknowledged, verified or countersigned by two or more officers. The Chair of the Board shall be elected from among the directors in accordance with Section 3.13 of these by-laws. With the foregoing exception, none of the other officers need be a director, and none of the officers need be a stockholder of the Corporation.

SECTION 6.2. Term of Office. Each officer shall hold office until such officer’s successor shall have been chosen and shall have qualified or until such officer’s death or the effective date of such officer’s resignation or removal.

SECTION 6.3. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer may resign at any time by giving notice to the Corporation, but such resignation shall be without prejudice to the contractual rights, if any, of the person so removed. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.4. Vacancies. If the Chief Executive Officer, President, Chief Legal Officer, Chief Financial Officer, Chief Accounting Officer or the most senior representative of Internal Audit shall die, resign, or otherwise be removed from such officer position, such vacancy may be filled solely by the Board of Directors. Any vacancy occurring with respect to any other officer due to death, resignation, removal or otherwise, may be filled by the Board of Directors or by the Chief Executive Officer or the President in accordance with these by-laws.

SECTION 6.5. Compensation. The compensation of the Corporation’s executive officers (as determined in accordance with the Exchange Act), and any other group of officers elected or appointed by the Board of Directors and set forth in the charter of the Management Development and Compensation Committee, shall be fixed by the Management Development and Compensation Committee of the Board of Directors or pursuant to its direction; no officer shall be prevented from receiving such compensation by reason of such officer also being a director. Actions relating to the compensation of the Chief Executive Officer will be promptly reported to the Board of Directors.

SECTION 6.6. Chair of the Board. The Chair of the Board, if any, shall have all powers and shall perform all duties incident to the office of chair of the board. The Chair shall preside at all meetings of the Board of Directors and of the stockholders of the Corporation; shall formulate and submit to the Board of Directors or the Executive Committee (if any) matters of general policy of the Corporation; shall have authority to call special meetings of the stockholders and the Board of Directors; and shall have such other powers and perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors or the Executive Committee (if any). The Chair of the Board may hold such offices as the Board of Directors may determine.

SECTION 6.7. Substitute for Chair of the Board. In the absence of the Chair of the Board, or in the event of the Chair’s inability or refusal to act, the Chair of the Nominating and Governance Committee will preside and shall perform the duties and exercise the powers of the Chair of the Board, and when acting shall have all the powers of and be subject to all the restriction upon the Chair of the Board. If both the Chair of the Board and the Chair of the Nominating and Governance Committee are absent or unable to act as chair, a chair shall be elected from the directors present.

SECTION 6.8. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general manage, supervise, and control the properties, business, and affairs of the Corporation with all such powers as may be reasonably incident to such responsibilities. Unless the Board of Directors otherwise determines, the Chief Executive Officer shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness, and other obligations in the name of the Corporation in accordance with the internal policies and procedures of the Corporation in effect from time to time, including, if applicable, any limitations on dollar amounts of such obligations. In the absence of the Chair of the Board and the Chair of the Nominating and Governance Committee of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders. The Chief Executive Officer may also preside at any such meeting attended by the Chair of the Board if the Chief Executive Officer is so designated by the Chair. Subject to any contractual limitations contained in any employment agreement or other applicable contract, the Chief Executive Officer shall have the power to appoint and remove subordinate officers, agents, and employees; provided, however, that the Chief Executive Officer shall not have the power to remove or to fill a vacancy in the office of the President, Chief Legal Officer, Chief Financial Officer, Chief Accounting Officer or the most senior representative of Internal Audit without the approval of the Board of Directors.

The Chief Executive Officer shall keep the Board of Directors and the Executive Committee (if any) fully informed and shall consult them concerning the business of the Corporation. The Chief Executive Officer shall perform all other duties normally incident to the office of Chief Executive Officer, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Executive Committee (if any) from time to time.

SECTION 6.9. President. The Board of Directors may appoint a President who shall serve subject to the control of the Chief Executive Officer and the Board of Directors. In the absence of the Chief Executive Officer, or in the event of the Chief Executive Officer’s inability or refusal to act, the President shall perform the duties and exercise the powers of the Chief Executive Officer. Subject to any contractual limitations contained in any employment agreement or other applicable contract, the President shall have the power to appoint and remove subordinate officers, agents and employees, after consultation with the Chief Executive Officer; provided, however, that the President shall not have the power to remove or to fill a vacancy in the office of the Chief Executive Officer, Chief Legal Officer, Chief Financial Officer, Chief Accounting Officer or the most senior representative of Internal Audit without the approval of the Board of Directors. Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness, and other obligations in the name of the Corporation, in accordance with the internal policies and procedures of the Corporation in effect from time to time, including, if applicable, any limitations on dollar amounts of such obligations. The President shall keep the Board of Directors, the Executive Committee (if any), and the Chief Executive Officer fully informed and shall consult them concerning the business of the Corporation. The President may vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock or securities of any other corporation or other entity standing in the name of the Corporation and shall exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation or entity; provided that the Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons. In general, the President shall have all powers and shall perform all other duties normally incident to the office of president, and shall have such other powers and perform such other duties as may be prescribed by these by-laws, the Board of Directors, or the Executive Committee (if any) from time to time.

SECTION 6.10. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall be responsible, either directly or indirectly, for development and administration of the Corporation’s financial plans and all financial arrangements, its cash deposits and short term investments, its accounting policies and its federal and state tax returns. The Chief Financial Officer shall also be responsible for the Corporation’s internal control procedures and for its relationship with the financial community. The Chief Financial Officer shall perform all the duties incident to the office of chief financial officer of a corporation, those duties assigned to the Chief Financial Officer by other provisions of these by-laws and such other duties as may be assigned to the Chief Financial Officer either directly or indirectly by the Board of Directors, the Audit Committee, the Executive Committee (if any), the Chief Executive Officer, or the President, or as may be provided by law.

SECTION 6.11. Vice Presidents. The Board of Directors may appoint such Vice Presidents, including Executive or Senior Vice Presidents, as it may determine to be in the best interests of the Corporation. Any Vice President may sign certificates representing shares of the Corporation. Each Vice President shall perform all duties incident to the office of Vice President and shall have such powers and perform such other duties, as from time to time may be assigned to such Vice President by these by-laws or by the Chief Executive Officer, the President, the Chief Operating Officer, the Board of Directors, or the Executive Committee (if any).

The Board of Directors may also designate the President or any Vice President as Chief Operating Officer of the Corporation. The Chief Operating Officer, subject to the control of the Chief Executive Officer, the President, and the Board of Directors, shall in general manage, supervise and control the properties, business and day-to-day affairs of the Corporation with all such powers as may be reasonably incident to such responsibilities and shall have such other powers and perform such other duties as may be prescribed by these by-laws, or by the Chief Executive Officer, the President, the Board of Directors, or the Executive Committee (if any) from time to time. Unless the Board of Directors otherwise determines, the Chief Operating Officer shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness, and other obligations in the name of the Corporation, in accordance with the internal policies and procedures of the Corporation in effect from time to time, including, if applicable, any limitations on dollar amounts of such obligations. The Chief Operating Officer shall keep the Board of Directors, the Executive Committee (if any), the President, and the Chief Executive Officer fully informed and shall consult them concerning the business of the Corporation. The Chief Operating Officer may vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock or securities of any other corporation or other entity standing in the name of the Corporation and shall exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation or entity; provided that the Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.

SECTION 6.12. Chief Legal Officer. The Chief Legal Officer shall be the chief legal advisor of the Corporation and shall have responsibility for the management of the legal affairs and litigation of the Corporation; and, in general, the Chief Legal Officer shall perform the duties incident to the office of general counsel or chief legal officer of a corporation and such other duties as may be assigned to the Chief Legal Officer by these by-laws or by the Chief Executive Officer, the President, the Board of Directors, or the Executive Committee (if any).

SECTION 6.13. Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors, and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and, if required by law, see that the seal of the Corporation or a facsimile thereof is affixed to all certificates representing shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these by-laws and attest the affixation of the seal of the Corporation thereto; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) have authority to sign certificates representing shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, shall have such other powers and shall perform all duties normally incident to the office of Secretary, and shall have such other powers and perform such other duties, as from time to time may be assigned to the Secretary by these by-laws, the Chief Executive Officer, the President, the Board of Directors, or the Executive Committee (if any).

SECTION 6.14. Chief Accounting Officer. The Chief Accounting Officer shall be the principal accounting officer of the Corporation and may also be the controller of the Corporation. The Chief Accounting Officer shall keep full and accurate accounts of the assets, liabilities, commitments, receipts, disbursements and other financial transactions of the Corporation; shall cause regular audits of the books and records of account of the Corporation and shall supervise the preparation of the Corporation’s financial statements; and, in general, the Chief Accounting Officer shall perform the duties incident to the office of controller of a corporation and such other duties as may be assigned to the Chief Accounting Officer directly or indirectly by the Board of Directors, the Audit Committee, the Executive Committee (if any), the Chief Executive Officer, the President, or the Chief Financial Officer, or as may be provided by law.

SECTION 6.15. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors; if required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of such Treasurer’s duties, with such surety or sureties as the Board of Directors may determine; the Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation; and, in general, the Treasurer shall perform the duties incident to the office of treasurer of a corporation and such other duties as may be assigned to the Treasurer directly or indirectly by the Board of Directors, the Chief Executive Officer, the President, or the Chief Financial Officer, or as may be provided by law.

SECTION 6.16. Assistant Secretary, Assistant Treasurer or Assistant Controller. The Assistant Secretaries, Assistant Treasurers and Assistant Controllers shall, in general, perform such duties and have such powers as shall be assigned to them by the Secretary, the Treasurer or the Chief Accounting Officer, respectively, or by the Chief Executive Officer, the President, the Board of Directors or the Executive Committee (if any). The Assistant Secretaries, Assistant Treasurers and Assistant Controllers shall, in the absence or inability or refusal to act of the Secretary, Treasurer or Controller, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his or her office. The Assistant Secretaries and Assistant Treasurers may sign certificates representing shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Controllers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

ARTICLE VII

CONTRACTS, CHECKS AND DEPOSITS

SECTION 7.1. Contracts. Except as otherwise provided in these by-laws or by law or as otherwise directed by the Board of Directors, the Chief Executive Officer, the President, any Vice President, or the Secretary shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any such officer or the Secretary or an Assistant Secretary. The Board of Directors, the Chief Executive Officer, the Chief Operating Officer, or the President or, if designated by the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, or the President, then any Vice President or the Secretary, may authorize any other officer, employee, or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, loans, mortgages, and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board of Directors or any such officer may be general or confined to specific conditions. Subject to the foregoing provisions, the Board of Directors may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 7.2. Checks, Etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed and, if so required by the Board of Directors, shall be countersigned by such officer or officers or such agent or agents of the Corporation, and in such manner, as shall be determined by the Board of Directors.

SECTION 7.3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select. Checks, drafts, bills of exchange, acceptances, notes, obligations, and orders for payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Treasurer and/or such other officers or persons as the Board of Directors from time to time may designate.

ARTICLE VIII

CERTIFICATES OF STOCK

SECTION 8.1. Issuance. The shares of the Corporation shall be represented by certificates or, if provided by the Board of Directors by resolution or resolutions, shall be uncertificated shares evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. Every holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, two authorized officers of the Corporation, including, but not limited to, the Chair of the Board of Directors, the Vice Chair of the Board of Directors, the President, a Vice-President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. To the extent that shares are represented by certificates, the certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares (and if the stock of the Corporation shall be divided into classes or series, the class or series of such shares). Any of or all of the signatures on the certificate may be facsimiles. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of the transfer agent or transfer agents of the Corporation as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate, if any, which the Corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate, if any, which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a notice in writing or by electronic transmission containing the information required to be set forth or stated on certificates pursuant to this Section 8.1 or otherwise required by statute or with respect to this Section 8.1 a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefore as provided for in these by-laws. Certificates shall not be issued representing fractional shares of stock.

SECTION 8.2. Lost, Stolen or Destroyed; Issuance of New Certificates. The Board of Directors may direct a new certificate of stock or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may deem sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares, or both.

SECTION 8.3. Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or uncertificated shares to the person entitled thereto, cancel the old certificate and register the transaction upon its books. Upon presentation to the Corporation or the transfer agent of the Corporation of an instruction with a request to transfer, pledge or release an uncertificated share or shares, it shall be the duty of the Corporation to register the transfer, pledge or release upon its books, and shall provide the registered owner with such notices as may be required by law. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney and filed with the Secretary of the Corporation or the transfer agent.

SECTION 8.4. Registered Stockholders. The Corporation shall be entitled to treat the registered owner of any share or shares of stock whether certificated or uncertificated as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

SECTION 8.5. Regulations Regarding Certificates. Subject to the requirements of applicable law, the Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates representing shares of capital stock of the Corporation.

ARTICLE IX

DIVIDENDS

SECTION 9.1. Declaration. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors, pursuant to and in accordance with applicable law. Dividends may be paid in the form of cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

SECTION 9.2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, shall think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

SECTION 10.1. Third Party Actions. This Corporation shall, to the maximum extent permitted from time to time by applicable law as it presently exists or may hereafter be amended, indemnify and upon request shall advance expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative (other than an action by or in the name of the Corporation) by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or any of its direct or indirect subsidiaries or while such director or officer is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all liability, loss suffered and expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement reasonably incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim (or part thereof) initiated by or on behalf of such person unless the initiation of such action, suit, proceeding, claim or counterclaim (or part thereof) by such person was authorized in the specific case by the Board of Directors. Prior to receiving any advance of expenses, such person must execute an undertaking providing that such person undertakes to repay the advance to the extent that it is ultimately determined that such person is not entitled to be indemnified by the Corporation. Such indemnification shall not be exclusive of other indemnification rights arising under any provision of the Certificate of Incorporation, by-laws, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Section 10.1 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. For purposes of this Article X, an “officer” is defined as any person elected as an officer of this Corporation by the Board of Directors or appointed as an officer of this Corporation by the Chief Executive Officer or President, in each case, in accordance with Article VI of these by-laws.

SECTION 10.2. Actions By or in the Right of the Corporation. This Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware as it presently exists or may hereafter by amended, indemnify and upon request shall advance expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim by or on the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or any of its direct or indirect subsidiaries or while such director or officer is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses (including attorney’s fees and expenses) reasonably incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Prior to receiving any advance of expenses, such person must execute an undertaking providing that such person undertakes to repay the advance to the extent that it is ultimately determined that such person is not entitled to be indemnified by the Corporation. Such indemnification shall not be exclusive of other indemnification rights arising under any provision of the Certificate of Incorporation, by-laws, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Section 10.2 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

SECTION 10.3. Successful Defense. To the extent that a director or officer, of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 10.1 or 10.2 or in defense of any claim, issue, or matter therein, such director or officer shall be indemnified against expenses (including attorneys’ fees) actually and reasonable incurred by such director or officer in connection therewith.

SECTION 10.4. Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses is not paid in full within 30 days after a properly submitted written claim therefor by an indemnitee entitled thereto has been received by the Corporation, such indemnitee may thereupon (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the maximum extent permitted by law. In any such action the Corporation shall have the burden of proving that such indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

SECTION 10.5. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article X of these by-laws.

SECTION 10.6. Definitions. For purposes of this Article X, reference to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence has continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this Article X, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service by a person who is a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, or beneficiaries.

SECTION 10.7. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while these provisions as well as relevant provisions of the General Corporation Law of the State of Delaware are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such director or officer. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, provision of the Certificate of Incorporation, statutes, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

SECTION 10.8. Amendment or Repeal. Any repeal or modification of the provisions of this Article X shall not adversely affect any right or protection hereunder of any person entitled to indemnification hereunder in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to any act or omission occurring prior to the time of such repeal or modification.

Section 10.9. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any person entitled to indemnification hereunder who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person entitled to indemnification hereunder may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 10.10. Other Indemnification and Advancement of Expenses. This Article X shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than persons entitled to indemnification hereunder when and as authorized by appropriate corporate action.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 11.2. Books. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.

SECTION 11.3. Fiscal Year. The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

SECTION 11.4. Resignations. Any director or member of a committee may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Chair of the Board or Secretary if the resignation is from a director or committee member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

SECTION 11.5. Facsimile and Other Electronic Signatures. In addition to the provisions for the use of facsimile or other electronic signatures elsewhere specifically authorized in these by-laws, facsimile signatures or other form of electronic signature of any officer, director, employee, agent or stockholder of the Corporation may be used as permitted by applicable law.

SECTION 11.6. Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements made to the Corporation by any of its officers or employees, or by any other person as to matters the director reasonably believes are within such person’s professional or expert competence who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 11.7. Forum for Adjudication of Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Delaware Court of Chancery (the “Chancery Court”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or these by-laws or as to which the General Corporation Law of the State of Delaware confers jurisdiction upon the Chancery Court; or (iv) any action asserting a claim governed by the internal affairs doctrine. Notwithstanding the foregoing, solely in the event that the Chancery Court declines to accept jurisdiction over any such action or proceeding, unless there is an Alternative Forum Consent, the sole and exclusive forum for such action or proceeding shall, to the fullest extent permitted by law, be the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of any such action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware, and any appellate court from any thereof (the “Selected Courts”), in each such case unless any of the Selected Courts has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Any person or entity purchasing, otherwise acquiring or retaining any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 11.7. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 11.7 with respect to any current or future actions or claims.

ARTICLE XII

AMENDMENT

If provided in the Certificate of Incorporation of the Corporation and subject to the provisions set forth therein, the Board of Directors shall have the power to adopt, amend and repeal from time to time the by-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal such by-laws as adopted or amended by the Board of Directors.

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